UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               FORM 8-K (Amended)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 15, 1999
                        (Date of earliest event reported)

                                INTERDYNE COMPANY
             (Exact name of registrant as specified in its charter)

  CALIFORNIA                          0-4454                     95-2563023
(State or other jurisdiction of     Commission               (I.R.S. Employer
incorporation or organization)      File Number             Identification No.)

                       7 Whatney, Irvine, California 92618
               (Address of principal executive offices) (Zip Code)

                                 (949) 454-2441
              (Registrant's telephone number, including area code)

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                                INTERDYNE COMPANY

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)   Previous Independent Accountants

      (i) On September 15, 1999, the Board of Directors of the Registrant approved the replacement of Gendron, Lim & Company ("Gendron") as its independent auditors. This action was taken after the Registrant was informed by Gendron that it is not a member of the SEC Practice Section of the American Institute of Certified Public Accountants.

      (ii) Gendron was appointed on August 31, 1999, and has not reported on any of the Registrant's financial statements.

      (iii) During the period from August 31, 1999, to September 15, 1999, (i) there were no disagreements with Gendron on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which agreements, if not resolved to the satisfaction of Gendron, would have caused Gendron to make a reference to the subject matter of the disagreements in connection with its report in the financial statements for such year, and (ii) there were no reportable events as described in Item 304 of Regulation S-K.

      (iv) The Registrant provided Gendron with a copy of this report no later than the date this report was filed with the Securities and Exchange Commission and has requested that Gendron furnish it with the letter described in Item 304(a)(3) of Regulation S-K. A copy of the letter from Gendron to the Securities and Exchange Commission described in
            Item 304(a)(3) of Regulation S-K is filed as an exhibit hereto.

(b)   New Independent Accountants

      (i) The Registrant engaged Farber & Hass ("Farber") as its independent accountants to audit its financial statements for year ended June 30, 1999, effective September 15, 1999. The action was approved by the Registrant's Board of Directors. Neither the Registrant nor anyone on its behalf has consulted with Farber regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Farber concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue during its two most recent fiscal years or the subsequent interim period prior to engaging Farber.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits

      16. Letter from Gendron dated September 15, 1999, pursuant to Item 304(a)(3) of Regulation S-K. (Filed under separate cover by Gendron.)


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